Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

INTUITIVE MACHINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(o)	$300,000,000	(2)	N/A	(3)	$300,000,000	$0.00014760		$44,280
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	8,301,560	(4)	$5.64	(5)	$46,820,798.40	$0.00014760		$6,910.75
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	11,788,838	(6)	$5.64	(5)	$66,489,046.32	$0.00014760		$9,813.79
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	7,371,627	(7)	$5.64	(5)	$41,575,976.28	$0.00014760		$6,136.62
	Total Offering Amounts							$450,766,517.25		$
	Total Fees Previously Paid							—			—
	Total Fee Offsets							—			—
	Net Fee Due							—			$67,141.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), Intuitive Machines, Inc. (the “Registrant”) is registering an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	There is being registered hereunder an indeterminate number of shares of Class A Common Stock as may be sold from time to time by the Registrant. Any shares of Class A Common Stock registered hereunder may be sold separately. In no event will the aggregate offering price of the shares of Class A Common Stock issued by the Registrant pursuant to this registration statement exceed $300,000,000.

(3)	The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the shares of Class A Common Stock registered hereunder and is not specified as to such securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Represents the sum of the shares of the Class A Common Stock issuable upon the exercise of (1) that certain Series A Common Stock Purchase Warrant (the “Conversion Series A Warrant”), which entitles the holder thereof to purchase up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C common stock, par value $0.0001 per share (“Class C Common Stock”) (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (2) that certain Series B Common Stock Purchase Warrant (the “Conversion Series B Warrant” and, together with the Conversion Series B Warrant, the “Conversion Warrants”), which entitles the holder thereof to purchase up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof.

(5)	Estimated solely for the purpose of calculating as the registration fee pursuant to Rule 457(c) promulgated under Securities Act based on the average of the high and low sales prices of shares of the Registrant’s Class A Common Stock on The Nasdaq Stock Market LLC on March 20, 2024 (such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission) and rounded up to the nearest cent.

(6)	Represents the sum of (a) 3,487,278 shares of Class A Common Stock issued to Ghaffarian Enterprises, LLC (an affiliate of Dr. Kamal Ghaffarian) (“Ghaffarian Enterprises”) and (b) up to 8,301,560 shares of Class A Common Stock issuable upon the exercise of the Conversion Warrants.

(7)	Represents (i) up to 7,206,772 shares of Class A Common Stock issuable upon the conversion of 26,000 shares of Series A Preferred Stock (as defined in the prospectus) originally issued to the Series A Investors (as defined in the prospectus) and (ii) up to 164,855 shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants (as defined in the prospectus).

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock, par value $0.0001 per share	95,187,767	(2)	$910,470,991.36	(3)(11)	S-1	333-271014	7/3/23
Other	Warrants to purchase shares of Class A Common Stock, par value $0.0001 per share	8,295,000		$5,495,437.50	(3)(12)	S-1	333-271014	7/3/23
Equity	Class A Common Stock, par value $0.0001 per share	21,930,384	(4)	$252,199,416.00	(3)	S-1	333-271014	7/3/23
Equity	Class A Common Stock, par value $0.0001 per share	9,411,766	(5)	$39,435,299.54	(6)(13)	S-1	333-274621	9/29/23
Equity	Class A Common Stock, par value $0.0001 per share	14,117,649	(7)	$59,152,949.31	(6)(13)	S-1	333-274621	9/29/23
Equity	Class A Common Stock, par value $0.0001 per share	9,411,766	(8)	$24,188,238.62	(9)(14)	S-1	333-276697	2/5/24
Equity	Class A Common Stock, par value $0.0001 per share	9,411,766	(10)	$24,188,238.62	(9)(14)	S-1	333-276697	2/5/24

(1)	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents the sum of (a) an aggregate of 11,460,416 shares of Class A Common Stock, issued in connection with the Transactions (as defined in the prospectus forming part of this Registration Statement) by us to the selling securityholders named in this prospectus (each, a “selling securityholder” and, collectively, the “selling securityholders”), (b) up to 72,499,922 shares of Class A Common Stock in exchange for 72,499,922 common units of Intuitive Machines, LLC (including Intuitive Machines OpCo Common Units that may be issued in the future pursuant to the future exercise of currently-outstanding options to purchase such Intuitive Machines OpCo Common Units), (c) up to 2,390,762 shares of Class A Common Stock issuable upon the conversion of 26,000 shares of Series A Preferred Stock (as defined in the prospectus) originally issued to the Series A Investors (as defined in the prospectus), (d) up to 541,667 shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants (as defined in the prospectus), (e) 6,845,000 shares of Class A Common Stock underlying the Private Placement Warrants (as defined in the prospectus) and (f) 1,450,000 shares of Class A Common Stock underlying the Public Warrants (as defined in the prospectus).

(3)	No registration fee is payable in connection with the offer and sale of these securities by the selling securityholders pursuant to this Registration Statement because such transactions were previously registered on a Registration Statement on Form S-1 (File No. 333-271014) originally filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2023, as most recently amended by Amendment No. 3 to Form S-1, filed on June 29, 2023, and declared effective on July 3, 2023 (as amended and/or supplemented, the “First Prior Registration Statement”) and such securities are being transferred from the First Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this Registration Statement.

(4)	Reflects the shares of Class A Common Stock that may be issued upon exercise of outstanding Initial Resale Warrants (as defined in the prospectus), with each such Initial Resale Warrant exercisable for one share of Class A Common Stock, subject to adjustment, for an exercise price of $11.50 per share.

(5)	Represents the sum of the shares of the Registrant’s Class A Common Stock issuable upon the exercise of (a) that certain that certain Series A Common Stock Purchase Warrant, which entitles the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $4.75 per share (the “Series A Warrant”), and (b) that certain Series B Common Stock Purchase Warrant, which entitles the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $4.75 per share (the “Series B Warrant” and, together with the Series A Warrant, the “Initial PIPE Warrants”), by the holders thereof.

(6)	No registration fee is payable in connection with the offer and sale of these securities by the selling securityholders pursuant to this Registration Statement because such transactions were previously registered on a Registration Statement on Form S-1 (File No. 333-274621) originally filed with the SEC on September 9, 2023 and declared effective on September 29, 2023 (as amended and/or supplemented, the “Second Prior Registration Statement”) and such securities are being transferred from the Second Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this Registration Statement.

(7)	Represents the sum of (a) 4,705,883 shares of Class A Common Stock issued to Armistice Capital Master Fund Ltd. (“Armistice”) in connection with the closing a private placement pursuant to that certain Securities Purchase Agreement, dated as of August 30, 2023, by and between the Registrant and Armistice, and (b) 9,411,766 shares of Class A Common Stock issuable upon the exercise of the Initial PIPE Warrants.

(8)	Represents the sum of the shares of the Registrant’s Class A Common Stock issuable upon the exercise of (a) that certain that certain New Series A Common Stock Purchase Warrant, which entitles the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $2.75 per share (the “New Series A Warrant”), and (b) that certain New Series B Common Stock Purchase Warrant, which entitles the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $2.75 per share (the “New Series B Warrant” and, together with the New Series A Warrant, the “New PIPE Warrants”), by the holders thereof.

(9)	No registration fee is payable in connection with the offer and sale of these securities by the selling securityholders pursuant to this Registration Statement because such transactions were previously registered on a Registration Statement on Form S-1 (File No. 333-276697) originally filed with the SEC on January 26, 2024 and declared effective on February 5, 2024 (as amended and/or supplemented, the “Third Prior Registration Statement”) and such securities are being transferred from the Third Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this Registration Statement.

(10)	Represents 9,411,766 shares of Class A Common Stock issuable upon the exercise of the New PIPE Warrants issued to Armistice in connection with the closing a private placement pursuant to that certain Warrant Exercise Agreement, dated as of January 10, 2024, by and between the Registrant and Armistice.

(11)	Estimated solely for the purpose of calculating as the registration fee pursuant to Rule 457(c) promulgated under Securities Act based on the average of the high and low sales prices of shares of the registrant’s Class A Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on June 15, 2023 (such date being within five business days prior to the date that the First Prior Registration Statement was filed with the SEC).

(12)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the redeemable warrants to purchase shares of Class A Common Stock on Nasdaq on June 15, 2023 (such date being within five business days of the date that the First Prior Registration Statement was filed with the SEC).

(13)	Estimated solely for the purpose of calculating as the registration fee pursuant to Rule 457(c) promulgated under Securities Act based on the average of the high and low sales prices of shares of the Registrant’s Class A Common Stock on The Nasdaq Stock Market LLC on September 19, 2023 (such date being within five business days prior to the date that this registration statement was filed with the SEC).

(14)	Estimated solely for the purpose of calculating as the registration fee pursuant to Rule 457(c) promulgated under Securities Act based on the average of the high and low sales prices of shares of the Registrant’s Class A Common Stock on The Nasdaq Stock Market LLC on January 19, 2024 (such date being within five business days prior to the date that the Third Prior Registration Statement was filed with the SEC) and rounded up to the nearest cent.

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